UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2013
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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park, Suite D, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 22, 2013 (the “Closing Date”), Issuer Direct Corporation (the “Company”), ISDR Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”) and PrecisionIR Group Inc., a Delaware corporation (“PIR”) entered into and consummated an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provided that upon the effective time on the Closing Date, Merger Sub merged with and into PIR, with PIR continuing as the surviving corporation and as an indirect wholly-owned subsidiary of the Company (the “Merger”).  Under the terms of the Merger Agreement, the Company paid $3,450,000 to certain debtors of PIR as full consideration to consummate the Merger.

The Merger is not subject to approval by the shareholders of the Company.  The Merger Agreement contains certain limited representations and warranties regarding PIR and the Company as well as Merger Sub.  The Merger Agreement does not contain indemnification provisions for any of the parties.

The foregoing summary of certain terms of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is hereby incorporated into this Current Report on Form 8-K by reference.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or to provide any other factual information, about the Company, PIR or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, PIR or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

Red Oak Financing

In connection with and to partially fund the Merger and simultaneously with the Closing of the Merger, the Company entered into a Securities Purchase Agreement   (the “8% Note Purchase Agreement”) relating to the sale of $2,500,000 aggregate principal amount of the Company’s 8% convertible secured promissory note (“8% Note”) with Red Oak Partners LP (“Red Oak”). The 8% Note will pay interest on each of March 31, June 30, September 30 and December 31, beginning on September 30, 2013, at a rate of 8% per year. The 8% Note will mature on August 22, 2015. If event of default occurs pursuant to the terms of the 8% Note, the interest rate immediately increases to 18%.  The 8% Note is secured by all of the assets of the Company and is subordinated to the Company’s obligations to its primary financial institution.

Beginning immediately upon the date of issuance, Red Oak or its assigns may convert the 8% Note into shares of the Company’s common stock at a conversion price of $3.99 per share.  The conversion price will be adjusted for certain events, such as stock dividends and stock splits.

Additionally, as part of the 8% Note Purchase Agreement, the Company granted Red Oak certain registration rights.  Specifically, the Company has agreed, within six months following the closing of the purchase and sale of the 8% Note (“Closing Date”), to file with the Securities and Exchange Commission (“SEC”) a registration statement covering the resale of the shares issuable upon conversion of the 8% Note. The Company agreed to use its best efforts to have the registration statement declared effective by the SEC no later than eight months following the Closing Date.  If the Company fails to satisfy the filing deadline or the effectiveness deadline, the Company will pay to Red Oak or its assigns an amount of cash equal to 0.75% of the amount paid for such holder’s 8% Note on (i) the date of the filing failure and on every thirtieth day thereafter until the filing failure is cured and (ii) the date of the effectiveness failure and on every thirtieth day thereafter until the effectiveness failure is cured.

The foregoing summary of certain terms of the 8% Note Purchase Agreement and 8% Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 8% Note Purchase Agreement and 8% Notes, copies of which is attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and are hereby incorporated into this Current Report on Form 8-K by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth under “Agreement and Plan of Merger” in Item 1.01 is incorporated herein by reference in its entirety.

Item 3.02.  Unregistered Sales of Equity Securities.

The information concerning the 8% Note set forth under “Red Oak Financing” in Item 1.01 is incorporated herein by reference in its entirety.

The issuance and sale of the 8% Note is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof and Rule 506 of Regulation D thereunder.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

Effective immediately upon the Closing Date and as a condition of the Red Oak financing, David Sandberg, the founder and principal officer of Red Oak, was appointed as a member of the Company’s Board of Directors (the “Board”).

Mr. Sandberg is the founder and portfolio manager of Red Oak Partners, LLC, a NY-based hedge fund which he founded in March 2003.  He is also the portfolio manager of the Pinnacle Fund LLP, which he co-founded in 2008. Previously, Mr. Sandberg co-managed JH Whitney & Co’s Green River Fund from 1998-2002. Mr. Sandberg serves as the Chairman of the Board of Asure Software, Inc. and as a director of Planar Systems, Inc. and SMTC Corp, all of which are public companies, and as Chairman of the Board of Kensington Vanguard Group, a private independent title insurance agency.  Previously Mr. Sandberg served as a director of public companies EDCI, Inc. and RF Industries, Ltd.  Mr. Sandberg has experience serving as a member of and as Chairman of each of Audit, Compensation, Nominating & Governance, and Strategic committees for public companies.  He received a BA in Economics and a BS in Industrial Management from Carnegie Mellon University in 1990.

There are no family relationships between any of the Company’s directors or officers and Mr. Sandberg.

Except as otherwise described herein, there are no related party transactions with respect to Mr. Sandberg reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

In consideration for his role as a member of the Board, the Company has agreed to pay Mr. Sandberg as follows:  (i) $24,000 per year in cash, payable in monthly installments for each month he is a member of the Board and (ii) options to purchase 40,000 shares of the Company’s common stock vesting quarterly over four years and with an option price equal to $8.25.

Compensatory Arrangements for Existing Officers and Director

On August 26, 2013, the compensation committee of the Board of Directors (the “Board”) approved salary increases for both (i) Brian R. Balbirnie, Chief Executive Officer and member of the Board, and (ii) Wesley Pollard, Chief Financial Officer and member of the Board. Mr. Balbirnie will receive a salary of $185,000 per year and Mr. Pollard will receive a salary of $160,000 per year.

Item 8.01.  Other Events.

On August 27, 2013, the Company issued a press release announcing the acquisition.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

(b)  Pro forma financial information.

Any financial statements and pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days from the date that this Current Report on Form 8-K must be filed with the Securities and Exchange Commission.

(d)  Exhibits

2.1	Agreement and Plan of Merger dated August 22, 2013 between Issuer Direct Corporation, ISDR Acquisition Corp. and PrecisionIR Group, Inc.
4.1	8% Convertible Subordinated Secured Promissory Note dated August 22, 2013 issued by Issuer Direct Corporation to Red Oak Partners LP.
10.1	Securities Purchase Agreement dated August 22, 2013 between Issuer Direct Corporation and Red Oak Partners LP.
99.1	Press Release dated August 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer

Date:  August 27, 2013